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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2007

CHINA DISCOVERY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-52679	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Cao Bao Rd., Building C, Suite 1302, Shaghai China	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-521-6800

2666 East Bayshore Rd., Suite B, Palo Alto, California 94303
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 26, 2007, the initial public offering (“IPO”) of 5,000,000 Units (“Units”) of China Discovery Acquisition Corp. (the “Company”) was consummated. Each Unit consists of one ordinary share, $.0001 par value per share (“Ordinary Shares”), and two Warrants (“Warrant(s)”), each to purchase one Ordinary Share. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $30,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 105,000 Units (“Insider Units”) at a price of $6.00 per Unit and 1,033,334 warrants (“Insider Warrants”) at a price of $0.60 per Insider Warrant, generating total proceeds of $1,250,000. The Insider Units and Insider Warrants were purchased by Beatrice Hom, the Company’s Chief Operating Officer, Chief Financial Officer and Director, and Francois Shih, one of the Company’s Special Advisors. The Insider Units and Insider Warrants are identical to the Units (and Warrants included in the Units) sold in the IPO except that if the Company calls the Warrants for redemption, the Warrants underlying the Insider Units and the Insider Warrants will be exercisable on a cashless basis so long as such warrants are held by these individuals or their affiliates. The purchasers of the Insider Units and Insider Warrants have agreed that such securities will not be sold or transferred by them until after the Company has completed a business combination.

Audited financial statements as of June 26, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Sale have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits:

Exhibit 99.1  Audited Financial Statements

Exhibit 99.2  Press release dated June 26, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2007	CHINA DISCOVERY ACQUISITION CORP.
	By:	/s/ Beatrice Hom
Beatrice Hom Chief Operating Officer